Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Second Quarter Results

Overland Park, KS, Jul. 29, 2008 — Waddell & Reed Financial, Inc. (NYSE: WDR) reported second quarter net income of $35.2 million, or $0.42 per diluted share compared to net income of $28.3 million, or $0.33 per diluted share during the first quarter and net income of $29.7 million, or $0.36 per diluted share in last year’s second quarter.

Business Discussion

Management commentary

“Our quarterly results support our confidence in our distribution model,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Despite a turbulent market environment, we achieved very strong gross sales and net flows across our distribution channels.

“We attribute our current sales success not only to our top notch investment management team that continues to deliver solid relative results in this difficult market environment,” continued Herrmann, “but also as importantly, to our ever stronger sales and support organization.”

Advisors channel

Gross sales during the quarter were $1.1 billion, a 5% increase compared to the first quarter of this year and a 27% increase compared to the same period last year.  Net flows were $243 million, nearly double the level experienced in the previous quarter and a meaningful improvement compared to the outflows we have experienced historically in this channel.  Our Advisors channel has seen significant improvement in individual productivity and overall sales volume over the past few years.  This has resulted in steady improvements to net flows every year since 2006.  It is notable and gratifying that this progress has continued through the challenging equity environment.

Our brokerage platform is now operational.  A few of our financial advisors moved to the new platform during the quarter.  With the first phase now in place, we will begin active recruiting of experienced financial advisors. This complements our traditional recruiting model that focuses primarily on individuals with little or no previous industry experience.  Success in this new approach should further accelerate sales and productivity.

Wholesale channel

Gross sales decelerated slightly compared with the first quarter’s exceptional volume.  At $4.6 billion, gross sales continued to exhibit a strong rate of growth and year-to-date has surpassed total sales in 2007.  Net flows are following a similar pattern.  Net flows of $3.4 billion during the quarter represent an annualized growth rate of 55%.

Sales continue to broaden with seven funds internally forecasted to reach annual gross sales of at least $100 million and five of these have already surpassed that mark.

Institutional channel

Gross sales during the quarter were $664 million, a 5% decline during the quarter and nearly a four-fold increase compared to last year’s second quarter.  Sales continue to be largely driven by our subadvisory relationship with Pictet & Cie.  Net flows of $196 million during the quarter represent a respectable annualized quarterly growth rate of 9%.

Demand for our Large Capitalization Growth style remains strong not only through Pictet & Cie’s distribution network, but also in the traditional institutional market, which continues to favor this investment style.  The pipeline looks promising but prospects remain in the early or mid-stage of development as the closing cycle is being elongated by volatile markets.

Management Fee Revenue Analysis

We earn management fee revenues by providing investment management services to our retail funds and institutional clients.  These revenues are based on the amount of average assets under management and are influenced by asset composition, sales, redemptions, and the financial market conditions.

Average assets under management increased by 10% on a sequential quarter basis and 33% compared to last year’s second quarter.

The effective management fee rate declined slightly to 65.1 basis points in the current quarter compared to 65.3 basis points in the previous quarter and 68.4 basis points in last year’s second quarter.  The decline is due to a mix-shift in assets under management.

Underwriting and Distribution Revenue and Expense Analysis

Advisors channel

On a sequential basis, the increase in revenues was largely due to strong sales and asset growth in our asset allocation products, and to a lesser extent, higher asset-based service fee revenues.  Direct expenses rose in correlation with higher asset levels in our asset allocation products and asset-based service fees while indirect costs increased due to a combination of items including sales convention, incentive compensation and group insurance costs.

Compared to last year’s second quarter, the increase in revenues was due to a combination of higher variable annuity sales volume and higher asset-based fee revenues.  Direct expenses rose in correlation with higher sales volume and asset levels.  Indirect expenses increased due to higher group health costs (last year’s second quarter contained an adjustment due to favorable claim activity) as well as higher compensation, recruiting and support costs.

Wholesale channel

Sequentially, the increase in revenues was largely attributable to higher asset-based service and distribution fees as asset levels continued to rise.  Direct costs rose as asset-based distribution fees paid to our distributors more than offset the drop in commission paid mostly from lower sales volume.  Indirect costs remained unchanged.

Compared to the same period last year, revenues rose on higher asset-based service and distribution costs while direct expenses increased on higher sales volume.  Indirect expenses rose more moderately due to a combination of additional marketing, higher compensation and group health costs.

Operating Expense Analysis

On a sequential quarter basis, the increase in operating costs is almost entirely due to higher underwriting and distribution costs as discussed above.  The increase in both subadvisory fees and general and administrative costs was largely offset by lower compensation and related costs.  Subadvisory fees rose on strong sales in our subadvised products.  The increase in general and administrative expenses was due to a number of items including higher consulting and information technology costs.  Compensation and related costs were lower in the current quarter as costs in the previous quarter included higher incentive compensation for the investment management staff.

Compared to the same period last year, the increase was mostly due to higher underwriting and distribution costs as discussed above.  The remainder of the increase was due in part to higher compensation and related costs and to a lesser extent higher general and administrative costs and higher subadvisory fees.  Compensation and related costs increased due to a combination of higher headcount and base compensation, group health and insurance costs and higher incentive compensation.  General and administrative costs rose on a combination of higher information technology and fund-related costs.  Subadvisory fees rose on higher levels of subadvised assets under management.

Subadvised average assets under management were $12.8 billion in the current quarter, compared to $11.6 billion during the first quarter of 2008 and $10.1 billion during the second quarter of 2007.

Margin Discussion

On a sequential quarter basis, strong asset growth was largely responsible for the 8% increase in operating revenues while a drop in sales volume in our Wholesale channel and a more normalized compensation level help contain expenses.  These factors led to an improvement in operating margin during the quarter to 22.4% compared to 19.7% during the first quarter of 2008.

Compared to last year’s second quarter, operating revenues rose 26% while operating costs rose 28% leading to a 140 basis point contraction in the operating margin.  Expense growth surpassed revenue growth primarily due to a 169% increase in the sales volume in our Wholesale channel.

Management fees earned at current levels of assets under management are sufficient to offset the cost of distribution through our Wholesale channel at current sales volume.  If asset levels decline or sales volume increases, we could experience pressure on our operating margin.

Balance Sheet Information

Cash and cash equivalents and investment securities are $273 million (excluding $117 million held for the benefit of customers segregated in compliance with federal and other regulations).  We have no short-term borrowings against our money market loan program or our $200 million credit facility.

Stockholders’ equity was $378 million and there were 86.2 million shares outstanding.  During the quarter, we repurchased 588 thousand shares on the open market or privately at an aggregate cost of $19.8 million.

Unaudited Schedule of Operating Data

(Amounts in thousands, except for per share data)	2007				2008
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$82,860	$89,383	$94,806	$105,296	$102,972	$112,583
Underwriting and distribution fees	84,016	88,556	92,168	106,345	106,111	114,254
Shareholder service fees	22,623	23,347	23,678	24,476	24,986	25,946
Total operating revenues	189,499	201,286	210,652	236,117	234,069	252,783
Operating Expenses:
Underwriting and distribution	94,397	99,528	105,604	122,745	124,777	132,292
Compensation and related costs	26,932	28,312	28,760	31,901	34,346	32,870
General and administrative	10,083	11,840	12,745	13,819	13,833	14,731
Subadvisory fees	9,215	10,638	11,459	12,532	11,834	13,037
Depreciation	3,043	3,062	3,167	3,140	3,140	3,188
Total operating expenses	143,670	153,380	161,735	184,137	187,930	196,118
Operating Income:	45,829	47,906	48,917	51,980	46,139	56,665
Investment and other income	2,480	2,609	4,831	6,532	2,186	1,817
Interest expense	(2,984)	(2,982)	(2,984)	(2,974)	(2,978)	(2,982)
Income before taxes	45,325	47,533	50,764	55,538	45,347	55,500
Provision for taxes	16,598	17,827	18,797	20,441	17,006	20,313
Net Income	$28,727	$29,706	$31,967	$35,097	$28,341	$35,187
Net income per share- diluted	0.35	0.36	0.39	0.42	0.33	0.42
Weighted average shares outstanding - diluted	82,803	82,323	82,099	83,676	84,964	84,594
Operating margin	24.2%	23.8%	23.2%	22.0%	19.7%	22.4%

Underwriting and Distribution

(Amounts in thousands)	2007				2008
Advisors Channel	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Revenues	$56,807	$57,839	$57,728	$65,836	$61,677	$63,812
Expenses
Direct	39,340	40,173	39,539	44,461	42,712	44,872
Indirect	20,775	20,057	21,145	22,800	22,616	23,588
Total expenses	$60,115	$60,230	$60,684	$67,261	$65,328	$68,460
Margin	-5.8%	-4.1%	-5.1%	-2.2%	-5.9%	-7.3%
Wholesale Channel (Third-Party)
Revenues	$12,968	$15,609	$19,271	$25,343	$30,345	$35,905
Expenses
Direct	16,951	20,025	25,340	35,253	39,595	43,307
Indirect	5,001	6,158	6,304	6,820	7,252	7,372
Total expenses	$21,952	$26,183	$31,644	$42,073	$46,847	$50,679
Wholesale Channel (Legend)
Revenues	$14,241	$15,108	$15,169	$15,166	$14,089	$14,537
Expenses
Direct	9,478	10,165	10,158	10,046	9,423	9,695
Indirect	2,852	2,950	3,118	3,365	3,179	3,458
Total expenses	$12,330	$13,115	$13,276	$13,411	$12,602	$13,153
Consolidated Total
Revenues	$84,016	$88,556	$92,168	$106,345	$106,111	$114,254
Expenses
Direct	65,769	70,363	75,037	89,760	91,730	97,874
Indirect	28,628	29,165	30,567	32,985	33,047	34,418
Total expenses	$94,397	$99,528	$105,604	$122,745	$124,777	$132,292

Changes in Assets Under Management

(Amounts in millions)	2007				2008
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Beginning assets	$29,905	$30,427	$32,153	$34,069	$34,562	$32,075
Sales (net of commissions)	783	866	902	1,000	1,048	1,100
Redemptions	(915)	(1,027)	(922)	(965)	(917)	(914)
Net sales	(132)	(161)	(20)	35	131	186
Net exchanges	(39)	(46)	(67)	(29)	(67)	(36)
Reinvested dividends & capital gains	65	108	80	(8)	69	93
Net flows	(106)	(99)	(7)	(2)	133	243
Market action	628	1,825	1,923	495	(2,620)	369
Ending assets	$30,427	$32,153	$34,069	$34,562	$32,075	$32,687

Wholesale Channel
Beginning assets	$10,819	$11,996	$14,247	$17,405	$21,537	$24,532
Sales (net of commissions)	1,300	1,703	2,500	3,967	5,413	4,574
Redemptions	(596)	(635)	(701)	(863)	(1,171)	(1,243)
Net sales	704	1,068	1,799	3,104	4,242	3,331
Net exchanges	37	45	65	27	65	35
Reinvested dividends & capital gains	12	35	18	(89)	6	31
Net flows	753	1,148	1,882	3,042	4,313	3,397
Market action	424	1,103	1,276	1,090	(1,318)	1,019
Ending assets	$11,996	$14,247	$17,405	$21,537	$24,532	$28,948

Institutional Channel
Beginning assets	$7,677	$7,315	$7,564	$7,908	$8,769	$8,285
Sales (net of commissions)	353	137	282	1,111	696	664
Redemptions	(899)	(319)	(542)	(368)	(365)	(497)
Net sales	(546)	(182)	(260)	743	331	167
Net exchanges	0	0	0	0	0	0
Reinvested dividends & capital gains	28	28	24	25	27	29
Net flows	(518)	(154)	(236)	768	358	196
Market action	156	403	580	93	(842)	8
Ending assets	$7,315	$7,564	$7,908	$8,769	$8,285	$8,489

Consolidated Total
Beginning assets	$48,401	$49,738	$53,964	$59,382	$64,868	$64,892
Sales (net of commissions)	2,436	2,706	3,684	6,078	7,157	6,338
Redemptions	(2,410)	(1,981)	(2,165)	(2,196)	(2,453)	(2,654)
Net sales	26	725	1,519	3,882	4,704	3,684
Net exchanges	(2)	(1)	(2)	(2)	(2)	(1)
Reinvested dividends & capital gains	105	171	122	(72)	102	153
Net flows	129	895	1,639	3,808	4,804	3,836
Market action	1,208	3,331	3,779	1,678	(4,780)	1,396
Ending assets	$49,738	$53,964	$59,382	$64,868	$64,892	$70,124

Supplemental Information

	2007				2008
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Redemption rates - long term assets
Advisors	9.8%	10.0%	8.8%	8.0%	8.4%	7.7%
Wholesale	21.0%	18.8%	17.9%	17.3%	20.6%	18.0%
Institutional	48.0%	17.0%	28.4%	17.4%	17.5%	23.4%
Total	18.4%	13.3%	14.1%	12.2%	14.0%	13.8%

Sales per advisor (000s)
Total	252	305	296	334	351	357
2+ Years	371	434	439	505	548	538
0 to 2 Years	77	102	91	94	100	105

Gross production per advisor (000s)	16.1	15.9	15.2	17.4	17.2	17.4

Number of advisors	2,171	2,175	2,273	2,293	2,235	2,285

Number of shareholder accounts (000s)	2,969	3,047	3,142	3,275	3,432	3,638

Number of shareholders (000s)	663	688	696	720	757	850

Fund Rankings

Lipper
Equity funds	1 Year	3 Years	5 Years
Top quartile	50%	55%	50%
Top half	76%	64%	71%

Equity assets
Top quartile	67%	69%	64%
Top half	75%	88%	91%

All funds
Top quartile	48%	52%	40%
Top half	72%	66%	71%

All assets
Top quartile	66%	66%	59%
Top half	75%	88%	89%

MorningStar
% of funds with 4 or 5 stars
Equity funds	44%	41%	38%
All funds	35%	36%	30%

% of assets with 4 or 5 stars
Equity funds	82%	58%	57%
All funds	75%	54%	53%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, July 29, 2008 at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, CEO, will review our second quarter results.  Live access to the teleconference will be available on the “Corporate” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the call through Aug. 6th.

Web site Resources

We invite you to visit the “Corporate” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, Director of Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional channel (including defined benefit plans, pension plans and endowments, as well as the activities of ACF and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007, which include, without limitation:

•                  Loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  Investors’ failure to renew our investment management or subadvisory agreements, or the terms of any such renewals being on unfavorable terms;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  The unsuccessful implementation of new systems business technology platforms or such implementations not being timely or cost effective;

•                  Changes in, or non-compliance with, laws, regulations or in legal, regulatory, accounting, tax or compliance requirements or governmental policies applicable to the investment management and broker/dealer industries; and

•                  Investors’ failure to renew our investment management or subadvisory agreements, or the terms of any such renewals being on unfavorable terms.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2007 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2008.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.